Exhibit 5.1

July 21, 2026

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Curanex Pharmaceuticals Inc
Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as securities counsel to Curanex Pharmaceuticals Inc, a Nevada corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to the offer and sale by the Company of 3,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), issuable pursuant to the Company’s 2026 Equity Incentive Plan (the “Plan”). This opinion is being furnished at the Company’s request in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as to the issuance of the Shares.

In rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, together with the exhibits filed as a part thereof and all other documents incorporated therein by reference, the prospectus relating to the Plan, the Amended and Restated Articles of Incorporation of the Company, as amended, the Bylaws of the Company, certain corporate proceedings of the Company’s board of directors relating to the Registration Statement, and such other agreements, documents, certificates and statements of the Company as we have deemed necessary and appropriate for the purpose of this opinion.

420 Lexington Avenue, Suite 2446, New York, NY 10170 | 646-861-7891

12121 Wilshire Blvd., Suite 810, Los Angeles, CA 90025 | 818-930-5686

Securities and Exchange Commission

July 21, 2026

We have assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of any participants thereunder. We have further assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, as of the date hereof, when issued by the Company against payment therefor in the circumstances contemplated by the Plan and, assuming that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate actions of the Company and duly issued, granted or awarded and exercised and paid for, in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), to the extent that the Shares are issued in accordance with the foregoing, such Shares will be, when so issued, legally and validly issued, and fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission.

This opinion is limited to the current federal securities laws of the United States and laws of the State of Nevada, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction or to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise.

Sincerely,

/s/ THE CRONE LAW GROUP, P.C.
THE CRONE LAW GROUP, P.C.